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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2005

                                    MOOG INC.
             (Exact name of registrant as specified in its charter)

            New York                    1-5129             16-0757636
  (State or Other Jurisdiction       (Commission        (I.R.S. Employer
       of Incorporation)             File Number)      Identification No.)

               East Aurora, New York                       14052-0018
     (Address of principal executive offices)              (Zip Code)

       Registrant's Telephone Number, Including Area Code: (716) 652-2000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01  REGULATION FD DISCLOSURE.

Moog Inc. (the "Company") is reaffirming its outlook for sales and earnings per share for the fiscal year 2005 ending September 24, 2005. Sales are expected to be $1.035 billion, and diluted earnings per share are forecast to be $1.63. These are the same amounts as included in Form 10-Q for the quarter ended June 25, 2005, filed on August 4, 2005.

The Company is reaffirming its outlook for sales and earnings per share for the fiscal year 2006. Sales are expected to be within a range of $1.162 billion to $1.182 billion, and diluted earnings per share are forecast to be within a range of $1.79 to $1.87. These are the same ranges as included in Form 10-Q for the quarter ended June 25, 2005, filed on August 4, 2005.

The Company expects net cash provided by operating activities and EBITDA to be $101.0 million and $143.4 million, respectively, in fiscal year 2005 and $90.0 million and $166.7 million, respectively, in fiscal year 2006 using the midpoint of the projected diluted earnings per share range as described above.

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)                       Fiscal Year 2005   Fiscal Year 2006
-----------------------------------------   ----------------   ----------------
Net earnings                                $           64.3   $           72.6
Add income taxes                                        30.2               35.0
Add interest                                            13.7               19.1
Add depreciation and amortization                       35.2               40.0
                                            ----------------   ----------------
EBITDA                                      $          143.4   $          166.7
                                            ----------------   ----------------

Interest                                               (13.7)             (19.1)
Income taxes                                           (30.2)             (35.0)
Changes in assets and liabilities                        1.5              (22.6)
                                            ----------------   ----------------
Net cash provided by operating activities   $          101.0   $           90.0
                                            ================   ================

EBITDA is defined by the Company as net earnings before income taxes, interest and depreciation and amortization. The Company believes EBITDA is a useful supplement to net cash provided by operating activities in understanding cash flows generated from operations that are available for debt service costs, income taxes and other working capital needs, in addition to cash available for capital expenditures and other investing activities. EBITDA does not represent net cash provided by operating activities as defined by generally accepted accounting principles. Accordingly, EBITDA should not be construed as an alternative to net cash provided by operating activities or other measures as determined in accordance with generally accepted accounting principles as a measure of the Company's liquidity. The Company's definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures of other companies.

The information in this report is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of the section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as previously stated by specific reference in such a filing.

ITEM 8.01  OTHER EVENTS.

On September 7, 2005, the Company issued a press release announcing an offering of $50 million in aggregate principal amount of 6 1/4% senior subordinated notes due 2015. The information contained in this press release, which is filed as exhibit 99.1 to this current Report in Form 8-K, is incorporated herein by reference.

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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         99.1       Press release dated September 7, 2005

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MOOG INC.


Dated:  September 7, 2005                        By:   /s/ Donald R. Fishback
                                                       ----------------------
                                                 Name: Donald R. Fishback
                                                       Controller

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                                  EXHIBIT INDEX

Exhibit   Description
-------   -------------------------------------
99.1      Press release dated September 7, 2005